UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2007

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 South Manchester Avenue, Anaheim, California 92802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(714) 774-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                             Entry into a Material Definitive Agreement.

New Office Lease

On May 25, 2007, Iteris, Inc. (the “Company” or “Iteris”) entered into an Office Lease with Crown Carnegie Associates, LLC, pursuant to which Iteris agreed to lease approximately 50,000 square feet of space located at 1700 East Carnegie Avenue in Santa Ana, California for a term of 88 months, beginning no later than September 17, 2007.  The monthly lease rate shall be $101,626 during the first year of the lease, and shall increase each year thereafter, up to a maximum of $119,867 during the last year of the lease.  The lease may be extended for a period of five years, at the option of Iteris, at a lease rate to be based on the market lease rate for comparable property determined as of the commencement of the extension period.  Subject to certain limitations, the Company also has a right of first offer with respect to additional space in the same location.

Termination Agreement with Crain & Associates

As described below in Item 1.02, the Company has entered into a Termination Agreement with Transportation Planning Group, Inc., d.b.a. Crain & Associates, and Abbas Mohaddes, pursuant to which the parties agreed to terminate the Joint Development Agreement dated October 18, 2006 by and among the Company, Crain and Mr. Mohaddes.

Item 1.02                                             Termination of a Material Definitive Agreement.

Termination of Existing Leases

The Company’s existing leases with 1515 South Manchester, LLC, Dartbrook-Twin Oaks, LP and William T. White, III, LLC (collectively, “Lessors”) for the Company’s current headquarters and principal operations located at 1515 South Manchester Boulevard in Anaheim, California will terminate on September 28, 2007, pursuant to the exercise by the Lessors of their right to terminate the existing leases upon five months notice.

Termination Agreement with Crain & Associates

On May 30, 2007, the Company entered into a Termination Agreement with Transportation Planning Group, Inc., d.b.a. Crain & Associates (“Crain”), and Abbas Mohaddes, the Company’s Chief Executive Officer and a director, pursuant to which the parties agreed to terminate the Joint Development Agreement dated October 18, 2006 by and among the Company, Crain and Mr. Mohaddes (the “Joint Development Agreement”).  The termination of the Joint Development Agreement became effective upon the closing of the sale by Mr. Mohaddes of his interest in Crain to a third-party buyer, which occurred on May 31, 2007.  In connection with such sale, the Company also waived its right of first refusal with respect to Mr. Mohaddes’ interest in Crain.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2007

ITERIS, INC., a Delaware corporation

By:	/S/ JAMES S. MIELE
James S. Miele Chief Financial Officer

Error! Unknown document property name.